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                                  EXHIBIT 11

                      Amerin Corporation and Subsidiaries
               Statement of Computation of Per Share Net Income
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
                                                             THREE MONTHS ENDED MARCH 31,
                                                                 1997            1996
                                                             -------------   -------------
                                                           (in thousands, except per share
                                                                         amounts)
Net income . . . . . . . . . . . . . . . . . . . . . . . . . .     $8,669           $5,674
                                                                 --------         --------
                                                                 --------         --------

Average shares outstanding . . . . . . . . . . . . . . . . . .     26,086           26,010
Common stock equivalents from dilutive
  stock options, based on the treasury
  stock method using average market
  price    . . . . . . . . . . . . . . . . . . . . . . . . . .        288              333
                                                                 --------         --------
     Total shares -- primary basis . . . . . . . . . . . . . .     26,374           26,343


Additional common stock equivalents  from dilutive stock
options, based on the treasury stock method using closing
market price, if higher  than average market price . . . . . .         --                4
                                                                 --------         --------
     Total shares -- fully diluted . . . . . . . .                 26,374           26,347
                                                                 --------         --------
                                                                 --------         --------
Net income per share -- primary. . . . . . . . . .                  $0.33            $0.22
                                                                 --------         --------
                                                                 --------         --------
Net income per share -- fully diluted. . . . . . .                  $0.33            $0.22
                                                                 --------         --------
                                                                 --------         --------
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